UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 4, 2008, Donald P. Aiken, John S. Thompson and John Saunders submitted their resignations from the Board of Directors (the “Board”) of Xerium Technologies, Inc. (the “Company”), effective November 30, 2008. As described in the Company’s Current Report on Form 8-K, dated July 3, 2008, these directors were expected to retire from the Board in connection with a transition of the Board’s composition once suitable candidates were identified to replace them. The Company appreciates the contributions of these directors.

(d) On November 4, 2008, the Board elected the following individuals to fill the vacancies created by the departure of Messrs. Aiken, Thompson and Saunders, effective December 1, 2008: Jay Gurandiano, David Maffucci and John G. Raos. No committee assignments have been made.

(e) On November 4, 2008, the Board approved the Company’s Performance Award Program (the “Program”), and in connection with the Program, the specific performance metrics, the participants in the Program and their target awards.

The Program sets forth the terms of the corporate and division awards to be made for the 2008 performance year under the Xerium Technologies, Inc 2005 Incentive Plan (the “EIP”). There are five types of awards under the Program for 2008: corporate awards, North America division awards, South America division awards, Europe division awards and Asia division awards. Two measures of performance are relevant in determining the total amount paid out under each of the awards: a cash metric and an Adjusted EBITDA metric (as applied at the corporate or division level, as appropriate). These measures of performance were established consistent with the Company’s strategies of debt reduction, new product development, and emphasis on contributions of employees. With corporate and division awards, each of the cash measure and the adjusted EBITDA measure is assigned a relative weight. A specific target award is set for each participant in the Program equal to a percentage of his or her current base cash compensation. Thus, the amount of the payout to a participant who receives a corporate award is a function of the Company’s performance as against the 2008 corporate cash and adjusted EBITDA targets and the size of the participant’s target award. Similarly, the amount of the payout to a participant who receives a division award is a function of that division’s performance as against the 2008 division cash and adjusted EBITDA targets and the size of the participant’s target award. To be eligible to receive a payout under an award, a participant must be actively employed on the last day of the fiscal year. Awards will be paid one half in Company common stock and one half in cash or Company common stock at the participant’s election. Awards for the 2008 performance year are not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code for 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

	By:	/s/ Michael P. O’Donnell
Date: November 10, 2008	Name:	Michael P. O’Donnell
	Title:	Executive Vice President and Chief Financial Officer